                     STOCK PLEDGE AND SECURITY AGREEMENT
                     -----------------------------------

     THIS STOCK PLEDGE AND SECURITY AGREEMENT is made and entered into effective as of December 11, 2000, by and between UNIFIED FINANCIAL SERVICES, INC., a Delaware corporation, whose address is 220 Lexington Green Circle, Suite 600, Lexington, Kentucky 40503 (hereinafter called "Obligor"), and BANK ONE, KENTUCKY, NA, a national banking association, whose address is 416 West Jefferson Street, Louisville, Kentucky 40202 (hereinafter called "Secured Party").

                            W I T N E S S E T H :
                            -------------------

     That, for and in consideration of credit extended by Secured Party, the parties do hereby agree as follows:

1.   Deposit and Pledge of Stock.  As collateral security for:
     ---------------------------

     a. The payment of all sums due to Secured Party from Obligor under the terms of that certain Guaranty by Obligor in favor of the Bank dated as of June 28, 2000 (the "Guaranty"), under which Obligor has guaranteed a note payable by Commonwealth Premium Finance Corporation, payable to the Bank in the principal amount of $2,500,000.00 dated as of June 28, 2000 (the "Commonwealth Note"); and

     b. The payment of all sums due to Secured Party from Obligor under the terms of that certain note payable by Obligor to the Bank in the principal amount of $1,893,750.00 dated as of June 28, 2000 (the "Unified Note"); and

     c. All other liabilities and obligations of whatever kind or type of Obligor to Secured Party, including any guarantees of the Obligor to Secured Party, whether created directly or acquired by Secured Party by assignment or otherwise, whether now existing or hereafter created, arising or acquired, absolute or contingent, joint or several, due or to become due (the foregoing obligations are herein collectively referred to as "Indebtedness");

Obligor, pursuant to the provisions of the Uniform Commercial Code of the State of Kentucky, hereby grants to Secured Party a first and prior security interest in and lien on all of the following (all of which is hereinafter collectively called the "Collateral"):


     d. all property delivered to and deposited with Secured Party or its designee/bailee, including all of the property specified on Schedule "A" attached hereto and incorporated herein by reference (the "Stock");

     e. all money and property heretofore delivered to, or which shall hereafter be delivered by Obligor to or under the custody or control of Secured Party in any manner or for any purpose whatever during the existence of this Security Agreement, and whether held in a general or special account or deposit or for safekeeping or otherwise; and



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

     f. together with any and all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities or other property to which Obligor is or may hereafter become entitled to receive on account of any or all of the Stock or such other property, and in the event that Obligor hereafter receives any such rights, dividends, new securities or other property, Obligor will immediately deliver such property to Secured Party to be held by Secured Party hereunder in the same manner as the property originally delivered hereunder.

2.   Delivery of Stock Power Agreements. Contemporaneously with the
     ----------------------------------
execution of this Security Agreement, the Obligor shall deliver to Secured Party duly executed irrevocable stock power agreements with respect to the aforementioned Stock, subject to the provisions contained in this Agreement, to the extent same have not already been delivered to Secured Party.

3.   Voting. So long as there is no default in the payment and performance of
     ------
the Indebtedness or of any of the terms, provisions and conditions of this Security Agreement, the Loan Agreement, or any other agreement securing repayment of the Indebtedness, Obligor shall be entitled to vote the Stock pledged, provided, however, upon the occurrence of an Event of Default as defined in Section 7 hereof, Secured Party shall be entitled to vote the Stock pledged hereunder.

4.   Status of Stock. Obligor hereby represents and warrants to Secured
     ---------------
Party that (a) the Stock described on Schedule A is validly issued and outstanding, is fully paid and nonassessable, and Obligor is the registered, absolute, legal and beneficial owner of all shares of the Stock, free and clear of all liens, charges, equities and encumbrances, except for the lien and encumbrance created by this Security Agreement; (b) Obligor has received all necessary approvals from all appropriate regulatory authorities with respect to Obligor's acquisition of the Stock and acquisition of control of the companies issuing such Stock; and (c) Obligor has the full power and authority to pledge the Stock to Secured Party pursuant to this Security Agreement, and the Stock is not subject to any restrictions imposed by law, regulation, agreement or otherwise against public or private sale.

5.   Maintenance of Priority of Pledge. Obligor shall be liable for, and
     ---------------------------------
shall from time to time pay and discharge, all intangible and other taxes, assessments and governmental charges imposed upon any of the Stock by any federal, state or local authority, the liens of which would or might be held prior to the security interest and rights of Obligor in and to the Stock. Obligor shall not, at any time while this Security Agreement is in effect, do or suffer any act or thing whereby the rights of Secured Party in and to the Stock would or might be impaired or diminished. Obligor shall execute and deliver such further documents and instruments and take such further actions as may be required to confirm the rights of Secured Party in and to the Stock or otherwise to effectuate the intention of this Security Agreement.

6.   Transfer of Encumbrance of the Stock. Obligor shall not transfer, sell,
     ------------------------------------
pledge, assign or further encumber the Stock or any part thereof without the prior written consent of Secured Party, which consent may be withheld by Secured Party for any reason whatsoever so long as this Security Agreement is in effect. Obligor shall not vote the Stock in favor of any merger, consolidation, share exchange agreement, reorganization or other business combination involving, relating to or affecting any of the companies which have issued the Stock, or in favor of any amendment to the Articles or

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

Incorporation of any of the companies which have issued the Stock whereby any of the companies which have issued the Stock would be authorized to issue any additional capital stock or securities convertible into or exchangeable for any capital stock of such companies without the prior written consent of Secured Party, except no consent of Secured Party shall be required for a transfer of substantially all of the assets of Commonwealth Premium Finance Company to Unified Banking Company, a subsidiary of Obligors.

7.   Events of Default. Each of the following shall constitute an Event of
     -----------------
Default hereunder:

     a. If any warranty or representation made by Obligor herein or by the Obligor or any parties other than Secured Party (which, along with Obligor are hereinafter sometimes referred to as the "Obligated Parties") under the Loan Agreement dated as of December 28, 1999, as amended by that First Amendment to Loan Agreement dated as of June 28, 2000, and Second Amendment entered dated of even date herewith (the "Loan Agreement"), shall prove to be untrue or incorrect in any material respect when made or effected and said default shall continue unremedied for a period of thirty (30) calendar days after date of written notice to Obligor.

     b. If any covenant made by Obligor herein or by the Obligated Parties in the Loan Agreement shall be broken or breached at any time and said default shall continue unremedied for a period of thirty (30) calendar days after date of written notice to Obligor.

     c. Failure of the Borrowers or the Obligated Parties to make any payment of the Indebtedness when due.

     d. The insolvency, the filing of voluntary or involuntary bankruptcy or for relief under the provisions of the National Bankruptcy Act, of, by or against any of the Borrowers or the Obligated Parties.

     e.    The occurrence of any Event of Default as defined in the Loan
Agreement.

8.   Remedies Upon Occurrence of Default.
     -----------------------------------

     a. Upon the occurrence of any Event of Default as defined in Section 7 hereof, Secured Party shall have the following rights and remedies, in addition to all other rights and remedies provided by law or at equity, the Loan Agreement and any other document or instrument relating to, securing or evidencing the Indebtedness, all of which shall be cumulative and may be exercised from time to time, either successively or concurrently:

           i. To sell all or any of the Stock in one (1) or more lots, and from time to time, upon ten (10) days' prior written notice to Obligor of the time and place of sale (which notice Obligor hereby agrees is commercially reasonable), for cash or upon credit or for future delivery, Obligor hereby waiving all rights, if any, of marshalling the Stock and any other security for the payment of the Indebtedness, and at the option and in the complete discretion of Secured Party, either (a) at a public sale or sales, including a sale at or over any broker's board or exchange, and in one or more

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

lots; or (b) at a private sale or sales, and in one or more lots. Secured Party may bid for and acquire the Stock or any portion thereof at any public sale, free from any redemption rights of Obligor, all of which are hereby waived by Obligor.

           ii. To exercise all rights of a secured party under the Uniform Commercial Code of Kentucky and all other applicable law.

     b. From time to time, Secured Party may, but shall not be obligated to, postpone the time of any proposed sale of any of the Stock, which has been subject of a notice as provided above, and also, upon ten (10) days' prior written notice to Obligor (which notice Obligor hereby agrees is commercially reasonable), may change the time and/or place of such sale.

     c. In the case of any sale by Secured Party of the Stock or any portion thereof on credit or for future delivery, which may be elected at the option and in the complete discretion of Secured Party, the Stock so sold may, at Secured Party's option, either be transferred and/or delivered to the purchaser or retained by Secured Party until the selling price therefor is paid by the purchaser, but in either event Secured Party shall not incur any liability to Obligor in case of failure of the purchaser to pay for the Stock so sold. In case of any such failure, such Stock may be again sold by Secured Party in the manner provided in this Paragraph 8.

     d. After deducting all of Secured Party's costs and expenses of every kind, including, without limitation, legal fees and registration fees and expenses, if any, in connection with the sale of the Stock, Secured Party shall apply the remainder of the proceeds of any sale or sales of the Stock to the Indebtedness in such order Secured Party may select in its sole and absolute discretion. All sales of Stock shall be made in a commercially reasonable manner. Secured Party shall not incur any liability as a result of the sale of the Stock or any part thereof at any private sale or sales, and Obligor hereby waives any claim arising by reason of (i) the fact that the price or prices for which the Stock or any portion thereof is sold at any private sale or sales is less than the price which would have been obtained at a public sale or sales or is less than the Indebtedness, even if Secured Party accepts the first offer received and does not offer the Stock or any portion thereof to more than one offeree; (ii) any delay by Secured Party in selling the Stock following an Event of Default hereunder, even if the price of the Stock thereafter declines; or (iii) the immediate sale of the Stock upon the occurrence of an Event of Default hereunder, even if the price of the Stock should thereafter increase.

9.   Miscellaneous.
     -------------

     a. Secured Party shall be under no duty or obligation to give Obligor notice of, or to exercise, any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral held by Secured Party other than those notices required under the Loan Agreements.

     b. All advances, charges, costs and expenses including reasonable attorney's fees, to the extent allowed by law, incurred or paid by Secured Party in exercising any right, power or remedy conferred by the Notes, this Security Agreement or the Loan Agreement, or in the enforcement

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

thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Secured Party by Obligor immediately and without demand, with interest thereon at twelve (12%) percent per annum, or at the highest rate charged on any of the Indebtedness, whichever rate is greater.

     c. Obligor waives any right to require Secured Party to (a) proceed against any person, (b) proceed against or exhaust any Collateral, or (c) pursue any other remedy in Secured Party's power.

     d. Secured Party may at any time deliver the Collateral or any part thereof to Obligor and the receipt of Obligor shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

     e. This is a continuing Security Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Obligor to Secured Party, including that arising under successive transactions which shall either continue, increase or decrease the Indebtedness, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied.

     f. Until all of the Indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time.

     g. The rights, powers and remedies given to Secured Party by this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of the Loan Agreement, any other prior Security Agreements, any other agreement relating to the indebtedness, and any statute or rule of law. Secured Party may exercise its right of setoff with respect to the Indebtedness in the same manner as if the Indebtedness were unsecured. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

     h. In all cases where more than one party executes this Security Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

     i. The law of the Commonwealth of Kentucky applies to this Agreement and its construction and interpretation.

     j. This Security Agreement shall bind Obligor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns.

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

     k. Time shall be of the essence in the performance of each and every one of the obligations hereunder.

     l. All notices and other communications given to or made upon any party hereto in connection with this Security Agreement, the Notes or any other Loan Documents shall, except as herein or therein otherwise expressly provided, be in writing, sent by certified or registered mail return receipt requested, as follows:


         If to Obligor:        Unified Financial Services, Inc.
                               220 Lexington Green Circle, Suite 600
                               Lexington, Kentucky 40503
                               ATTN: President

         with a copy to:       Charlie Binger, Esq.
                               One Firstar Plaza, Suite 2605
                               St. Louis, Missouri 63101

         If to Secured Party:  Bank One, Kentucky, NA
                               416 West Jefferson Street
                               Louisville, Kentucky 40202

         with a copy to:       Mark Boison
                               Bank One, Kentucky, NA
                               201 East Main Street
                               Lexington, Kentucky 40507

     IN WITNESS WHEREOF, the parties hereto have entered into this Security Agreement effective as of the first date indicated above.

                                            BANK ONE, KENTUCKY, NA

                                            BY: /s/ Mark Boison
                                               ---------------------------------
                                            TITLE: First Vice President
                                                  ------------------------------

                                            UNIFIED FINANCIAL SERVICES, INC.

                                            BY: /s/ John S. Penn
                                               ---------------------------------
                                            TITLE: President
                                                  ------------------------------

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                                 SCHEDULE A
                                 ----------


                                      Certificate No.         No. Of Shares
                                      ---------------         -------------
COMMONWEALTH PREMIUM                            8               100
FINANCE CORPORATION

EQUITY INSURANCE MANAGERS, INC.                 18              100

EQUITY INSURANCE
ADMINISTRATORS, INC.                            3             1,000

21ST CENTURY CLAIMS SERVICE, INC.               4               500





















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